                                                                     Exhibit 3.2

                             CERTIFICATE OF MERGER
                 MERGING OPPORTUNITY ACQUISITION CORPORATION,
                             A TEXAS CORPORATION,
                                 WITH AND INTO
                        HOUSTON AMERICAN ENERGY CORP.,
                            A DELAWARE CORPORATION

         Pursuant to the provisions of Section 252(C) of the Delaware General Corporation Law, the undersigned corporation hereby certifies as follows:

         1. The name and state of incorporation of each of the constituent corporations are:

               (a)  Opportunity Acquisition Corporation, a Texas corporation;
and

               (b)  Houston American Energy Corp., a Delaware corporation.

         2. A Plan and Agreement of Merger (the "Plan of Merger") has been approved, adopted, certified, executed and acknowledged by Opportunity Acquisition Corporation and by Houston American Energy Corp., in accordance with the provisions of subsection (C) of Section 252 of the Delaware General Corporation Law.

         3.    The name of the surviving corporation is Houston American Energy
Corp.

         4. The Certificate of Incorporation of Houston American Energy Corp., in effect as of the effective date of the merger, shall be the Certificate of Incorporation of the surviving corporation.

         5. The surviving corporation is a corporation of the State of Delaware.

         6. The executed Plan of Merger is on file at 801 Travis Street, Suite 1425, Houston, Texas 77002, which is the principal place of business of the surviving corporation.

         7. A copy of the Plan of Merger will be furnished by Houston American Energy Corp. on written request and without cost, to any shareholder of Opportunity Acquisition Corporation or any stockholder of Houston American Energy Corp.

         8. The authorized capital stock of Opportunity Acquisition Corporation is 100,000,000 shares of common stock, no par value per share.

         9. The effective date of this certificate and of the merger described herein shall be April 12, 2001.

         IN WITNESS WHEREOF, Houston American Energy Corp. has caused this certificate to be signed by John F. Terwilliger, its authorized officer, on April 11, 2001.

                                             HOUSTON AMERICAN ENERGY CORPORATION


                                             By  /s/ John F. Terwilliger
                                               ---------------------------------
                                                John F. Terwilliger, President